Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Joseph Spiteri, Chief Executive Officer and President of Authentic Teas Inc., a Nevada corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-Q of the Company for the quarter ended July 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 6, 2013

//s/ JOSEPH SPITERI

Joseph Spiteri

Chief Executive Officer, President, Chairman, Secretary and Treasurer

(Principle Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Authentic Teas Inc. and will be retained by Authentic Teas Inc. and furnished to the Securities and Exchange Commission or its staff upon request.